                      [LOGO] KEEFE, BRUYETTE & WOODS, INC.



TO MEMBERS AND FRIENDS OF CLIFTON SAVINGS BANK, S.L.A
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clifton Savings Bancorp, Inc., the newly-formed holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion.

At the request of Clifton Savings Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Clifton Savings Bancorp, Inc. common stock until 12:00 Noon, Eastern time, on September xx, 2003. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey, Monday through Friday from 9:00 a.m. to 4:00 p.m. or feel free to call the Stock Information Center at (973) xxx-xxxx.

Very truly yours,



Keefe, Bruyette & Woods, Inc.



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANK, S.L.A., CLIFTON SAVINGS BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August 2x, 2003


Dear Friend:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clifton Savings Bancorp, Inc., the newly-formed holding company for Clifton Savings, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about the merits of Clifton Savings common stock as an investment, we are sending you the following materials which describe the Offering.

     PROSPECTUS: This document provides detailed information about Clifton Savings' operations and the proposed Offering of Clifton Savings Bancorp, Inc. common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern time, on September xx, 2003.

As a friend of Clifton Savings, you will have the opportunity to buy common stock directly from the Company in the Offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (973) xxx-xxxx Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey.

We are pleased to offer you this opportunity to become a shareholder of Clifton Savings Bancorp, Inc.

Sincerely,



Walter Celuch
President and Chief Executive Officer




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August 2x, 2003


Dear Member:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clifton Savings Bancorp, Inc., the newly-formed holding company for Clifton Savings, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on September xx 2003 at x:00pm Eastern time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Clifton Savings to become shareholders. Please remember:

     >> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     >> There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Conversion.

     >> Members have a right, but not an obligation, to buy Clifton Savings Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     >> Like all stock, shares of Clifton Savings Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Clifton Savings Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern time, on September xx, 2003.

If you have additional questions regarding the offering, please call us at (973) xxx-xxxx, Monday through Friday, 9:00 AM to 4:00 PM, or stop by our Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey.

Sincerely,



Walter Celuch
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August 2x, 2003


Dear Prospective Investor:


We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clifton Savings Bancorp, Inc., the newly-formed holding company for Clifton Savings, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Clifton Savings Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at Clifton Savings Bank, S.L.A. and a complete discussion on the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Eastern time, September xx, 2003.

We invite you and other local community members to become charter shareholders of Clifton Savings Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Clifton Savings Bancorp, Inc. without paying a commission or a fee.

If you have additional questions regarding the Conversion, please call us at
(973) xxx-xxxx, Monday through Friday, 9:00 AM to 4:00 PM, or stop by our Stock Information Center located at 317 Lakeview Avenue in Clifton, New Jersey.


Sincerely,



Walter Celuch
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2003


Dear Member:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clifton Savings Bancorp, Inc., the newly-formed holding company for Clifton Savings, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, Clifton Savings Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Clifton Savings Bancorp, Inc.

However, as a member of Clifton Savings, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on September xx, 2003. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 2003. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Walter Celuch
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...


We recently sent you a proxy statement and related materials regarding a proposal to convert Clifton Savings Bank, S.L.A. from a mutual savings and loan association to a stock savings and loan association.

         YOUR VOTE ON THE PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED.

 Voting for the Conversion DOES NOT OBLIGATE YOU to purchase stock and will not affect your accounts or FDIC Insurance.

          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                         "AGAINST" THE CONVERSION...AND

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CONVERSION.


                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Walter Celuch
President and Chief Executive Officer
Clifton Savings Bank, S.L.A.
Clifton, New Jersey

     If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (973) xxx-xxxx.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                     [LOGO W CLIFTON SAVINGS BANCORP, INC.]
                                 PROXY GRAM II
                               PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Clifton Savings Bank, S.L.A. from a mutual savings and loan association to a stock savings and loan association.

         YOUR VOTE ON THE PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED.

 Voting for the Conversion DOES NOT OBLIGATE YOU to purchase stock and will not affect your accounts or FDIC Insurance.

          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                         "AGAINST" THE CONVERSION...AND

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CONVERSION.

                      OUR REASONS FOR THE CORPORATE CHANGE
                      ------------------------------------

As a Mutual Institution:
------------------------
- There is no authority to issue capital stock and thus no access to this market source of equity capital.
- Earnings from year to year are the only source of generating capital.

As a Stock Institution we will be able to:
------------------------------------------
- Structure our business in the form used by most financial institutions.
- Support future lending and operational growth.
- Enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.
- Support future branching activities and/or the acquisition of other financial institutions or financial servics companies or their assets.

                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Walter Celuch
President and Chief Executive Officer
Clifton Savings Bank, S.L.A.

     If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (973) xxx-xxxx.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo} CLIFTON SAVINGS BANK, S.L.A.




September xx, 2003


Dear Valued Clifton Savings Bank, S.L.A. Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Clifton Savings Bank, S.L.A. ("Clifton Savings") from a mutual savings and loan association to a stock savings and loan association. This conversion will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at a Clifton Savings branch. Our meeting on September xxrd is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Conversion does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (973) xxx-xxxx.

Best regards and thank you,



Walter Celuch
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.